Company Contact:

Fortress International Group, Inc.

Kenneth Schwarz, Chief Financial Officer

Phone: (410) 423-7300

FORTRESS INTERNATIONAL GROUP, INC. ANNOUNCES DIRECTOR RETIREMENT

COLUMBIA, MD – April 15, 2013 – Fortress International Group, Inc. (Other OTC: FIGI) a provider of consulting and engineering, construction management and site services for mission-critical facilities, today announced that Harvey Weiss has notified the Company he does not intend to stand for reelection to the Company’s board of directors at the Company’s 2013 Annual Meeting of Shareholders. In his notification, Mr. Weiss cited his ongoing support for the Company.

“Harvey Weiss was a driving force in the founding of Fortress International Group and has been a consistent supporter and contributor to the Company ever since” observed Peter Woodward, Chairman of the board of directors. “He is a person of high integrity, possessing both technical and business acumen. We hope Harvey will continue to assist the Company going forward and his experience, energy and enthusiasm on the board will be missed.”

“Fortress has evolved into a uniquely qualified industry leading provider of modular data center services” Weiss said, adding, “The current management team is well equipped to capitalize on the opportunities in the marketplace.”

About Fortress International Group, Inc.

Fortress International Group, Inc. is leading mission-critical facilities into a new era of maximum uptime and efficiency. Fortress provides consulting and engineering, construction management and 24/7/365 site services for the world's most technology dependent organizations. Serving as a trusted advisor, Fortress delivers the strategic guidance and pre-planning that makes every stage of the critical facility lifecycle more efficient. For those who own, lease or manage mission-critical facilities, Fortress provides innovative end-to-end capital management, energy, IT strategy, procurement, design, construction, implementation and operations solutions that optimize performance and reduce cost.

Fortress International Group, Inc. is headquartered in Maryland, with offices throughout the U.S. For more information, visit: www.thefigi.com or call 888-321-4877.

Forward Looking Statements

This press release may contain "forward-looking statements" -- that is, statements related to future -- not past -- events, plans, and prospects. In this context, forward-looking statements may address matters such as our expected future business and financial performance, and often contain words such as "guidance," "expects," "anticipates," "intends," "plans," "believes," "seeks," "should," or "will." Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could adversely or positively affect the Company's future results include: the Company's reliance on a significant portion of its revenues from a limited number of customers; risks relating to operating in a highly competitive industry; actual or potential conflicts of interest between the Company and members of the Company’s senior management; risks relating to rapid technological, structural, and competitive changes affecting the industries the Company serves; the uncertainty as to whether the Company can replace its backlog; risks involved in properly managing complex projects; risks relating the possible cancellation of customer contracts on short notice; risks relating our ability to continue to implement our strategy, including having sufficient financial resources to carry out that strategy; risks relating to our ability to meet all of the terms and conditions of our debt obligations; uncertainty related to current economic conditions and the related impact on demand for our services; and other risks and uncertainties disclosed in the Company's filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2011. These uncertainties may cause the Company's actual future results to be materially different than those expressed in the Company's forward-looking statements. The Company does not undertake to update its forward-looking statements.